UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2009

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-53330	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 4, 2009, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) notified Taylor, Bean & Whitaker Mortgage Corp. ("TBW") that Freddie Mac had terminated TBW's eligibility as a seller and servicer for Freddie Mac, effective immediately, and on August 24, 2009, TBW filed for bankruptcy and announced its plan to wind down its operations. As previously disclosed, Freddie Mac's initial estimate of the amount of net potential exposure to Freddie Mac related to TBW's loan repurchase obligations is approximately $500 million as of September 30, 2009.

Unrelated to Freddie Mac's potential exposure arising out of TBW loan repurchase obligations, in its capacity as a servicer of loans owned or guaranteed by Freddie Mac, TBW received and processed certain borrower funds that it held for the benefit of Freddie Mac. TBW maintained certain bank accounts, primarily at Colonial Bank, to deposit such borrower funds and to effect their remittance to Freddie Mac. Colonial Bank was placed into receivership by the Federal Deposit Insurance Corporation ("FDIC") on or about August 14, 2009. Freddie Mac filed a proof of claim aggregating approximately $595 million against Colonial Bank on November 18, 2009. The proof of claim relates to monies that remain, or should remain, on deposit with Colonial Bank, or with the FDIC as its receiver, which are attributable to mortgage loans owned or guaranteed by Freddie Mac and previously serviced by TBW. These monies include, among other items, payoff funds, borrower payments of mortgage principal and interest, as well as taxes and insurance funds received by TBW on such loans.

Freddie Mac is currently assessing its other potential exposures to TBW and is working with the debtor in possession, the FDIC and other creditors to quantify these exposures. At this time, Freddie Mac is unable to estimate its total potential exposure related to TBW's bankruptcy; however, the amount of additional losses related to such exposures could be significant.

This report contains forward-looking statements concerning Freddie Mac's potential exposures to TBW. Management's expectations with respect to the company’s potential exposures to TBW necessarily involve a number of assumptions, judgments and estimates, and various factors, including changes in economic and market conditions and actions by FHFA as Freddie Mac's Conservator, the FDIC as Colonial Bank's Receiver, the bankruptcy court and other government agencies and institutions, could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates and factors are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and Current Reports on Form 8-K, which are available on the Investor Relations page of the company's Web site at www.FreddieMac.com/investors and the SEC's Web site at www.sec.gov. Freddie Mac undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

November 23, 2009	By:	John R. Dye

Name: John R. Dye
Title: Senior Vice President - Principal Deputy General Counsel, Corporate Affairs